June 9, 2025
Sezzle Files Antitrust Action Against Shopify

Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, announced today that it has filed a lawsuit against Shopify Inc. in the U.S. District Court for the District of Minnesota asserting federal and state antitrust violations. The lawsuit alleges that Shopify has been engaging and continues to engage in monopolistic and anticompetitive business practices in order to stifle competition for “buy now, pay later” service options on Shopify’s e-commerce platform. Sezzle is seeking an injunction to prevent Spotify from continuing its anticompetitive conduct and to restore competition and consumer choice. Sezzle is also seeking damages, which could be tripled under applicable laws.
In conjunction with this release, the Company provides the following information:
•For the first quarter of 2025, revenue associated with gross merchandise volume attributable to Shopify’s e-commerce platform represented less than 5.0% of Sezzle’s total revenue.
•The Company is reaffirming its fiscal 2025 guidance, which was provided in its 1Q25 earnings release on May 7, 2025.

Contact Information

Lee Brading, CFA Investor Relations +1 651 240 6001 InvestorRelations@sezzle.com	Erin Foran Media Enquiries +1 651 403 2184 erin.foran@sezzle.com

About Sezzle Inc.
Sezzle is a forward-thinking fintech company committed to financially empowering the next generation. Through its purpose-driven payment platform, Sezzle enhances consumers' purchasing power by offering access to point-of-sale financing options and digital payment services—connecting millions of customers with its global network of merchants. Centered on transparency, inclusivity, and ease of use, Sezzle empowers consumers to manage spending responsibly, take charge of their finances, and achieve lasting financial independence.

For more information visit sezzle.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations, whether stated or implied, regarding our financing plans and other future events.

Forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," “intend,” "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," other words or expressions of similar meaning (or the negative versions of such words or expressions). These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events, including regarding the lawsuit described in this press release. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: the outcome or resolution of our lawsuit against Spotify, Inc.; impact of the “buy-now, pay-later” (“BNPL”) industry becoming subject to increased regulatory scrutiny; impact of operating in a highly competitive industry; impact of macro-economic conditions on consumer spending; our ability to increase our merchant network, our base of consumers and gross merchandise value (GMV); our ability to effectively manage growth, sustain our growth rate and maintain our market share; our ability to maintain adequate access to capital in order to meet the capital requirements of our business; impact of exposure to consumer bad debts and insolvency of merchants; impact of the integration, support and prominent presentation of our platform by our merchants; impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; impact of key vendors or merchants failing to comply with legal or regulatory requirements or to provide various services that are important to our operations; impact of the loss of key partners and merchant relationships; impact of exchange rate fluctuations in the international markets in which we operate; our ability to protect our intellectual property rights and third party allegations of the misappropriation of intellectual property rights; our ability to retain employees and recruit additional employees; impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and Canada; our ability to achieve our public benefit purpose; our election to forego our B Corporation certification; and other factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) and the Company’s subsequent filings filed with the SEC. You are encouraged to read the Company's Annual Report and other filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company's business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

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